                                                                   EXHIBIT 10.25

                   AMENDMENT #2 TO THE DURIRON COMPANY, INC.

                      FIRST MASTER BENEFIT TRUST AGREEMENT
                             DATED OCTOBER 1, 1987


         This Amendment #2 to the First Master Benefit Trust Agreement (the "Trust") is established this 1st day of December, 1994 by The Duriron Company, Inc., a New York Corporation, as grantor (the "Company"), and Bank One Dayton, as trustee (the "Trustee"), through amending the Trust pursuant to the provisions of Section 13.2 of the Trust.

         (i) The first sentence of Section 8.2(a) shall be deleted and replaced in its entirety by the following sentence:

                           "(a)  Invest and reinvest the Trust Fund in
                          securities or other property, real or personal, wherever located, and whether or not productive of income, which Trustee believes is advisable, including capital, common and preferred shares of stock (including, if directed by the Company, investment in shares of stock or other securities issued by the Company, the Trustee or any other entity related through common ownership to the Trustee); personal, corporation and governmental obligations, whether or not secured; mortgages, leaseholds, fees and other interests in realty; oil, gas or mineral properties, rights, royalties, payments or other interests in that property; contracts, conditional sale agreements, choses in action; trust and participation certificates, or other evidences of ownership, part ownership, interest or part interest."


         IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed this 1st day of December, 1994.


THE DURIRON COMPANY, INC.                  BANK ONE, DAYTON, N.A.



By: /s/ Ronald F. Shuff                   /s/ Louis W. Feldmann, III
    __________________________       By: __________________________
    Ronald F. Shuff                       Louis W. Feldmann, III
    Vice President, Secretary             Vice President
      and General Counsel





                                       50